Exhibit 99.2

Cautionary Note Regarding Forward-Looking Statements

This Amendment No. 1 to Current Report on Form 8-K, filed on August 14, 2019 (the “Form 8-K/A”) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, our future opportunities and estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this Form 8-K/A, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to realize the expected benefits from the business combination; a delay or failure to integrate and realize the benefits of the TriSource acquisition and any difficulties associated with operating in the back-end processing markets in which we do not have any experience; changes in the payment processing market in which we competes, including with respect to our competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that we target; risks relating to our relationships within the payment ecosystem; risk that we may not be able to execute our growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to us; and the risk that we may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about us or the date of such information in the case of information from persons other than us, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

RISK FACTORS

On July 11, 2019, Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) domesticated into a Delaware corporation and consummated the merger of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (“Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Hawk Parent and certain other parties thereto (the domestication, the merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”). In connection with the closing of the Business Combination, the registrant changed its name from Thunder Bridge Acquisition, Ltd. to Repay Holdings Corporation (the “Company”).

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this 8-K/A, of which this Exhibit 99.2 is a part, or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

The payment processing industry is highly competitive. Such competition could adversely affect the fees the Company receives, and as a result, its margins, business, financial condition and results of operations.

The market for payment processing services is highly competitive. There are other payment processing service providers that have established a sizable market share in the merchant acquiring sector and service more clients than the Company does. Our growth will depend, in part, on a combination of the continued growth of the electronic payment market and its ability to increase its market share.

Our payment and software solutions compete against many forms of financial services and payment systems, including electronic, mobile and integrated payment platforms as well as cash and checks. Our competitors include Open Edge (a division of Global Payments), ACI Worldwide, Inc. and Electronic Payment Providers, Inc. (d.b.a. BillingTree). There are also many traditional merchant acquirers, such as financial institutions, affiliates of financial institutions and well-established payment processing companies, in the payment processing industry, including Bank of America Merchant Services, Elavon, Inc. (a subsidiary of U.S. Bancorp), Wells Fargo Merchant Services, Global Payments, Inc., WorldPay, Inc. and Total Systems Services, Inc. These institutions have established, or may establish in the future, payment processing businesses that could target our existing and potential clients.

Many of our competitors have substantially greater financial, technological, management and marketing resources than it has. Accordingly, if these competitors target our business model and, in particular, the vertical markets that it serves, they may be able to offer more attractive fees or payment terms and advances to our clients and more attractive compensation to its software integration partners. They also may be able to offer and provide services and solutions that the Company does not offer. There are also a large number of small providers of processing services, including emerging technology and non-traditional payment processing companies, that provide various ranges of services to the Company’s existing and potential clients. This competition may effectively limit the prices the Company can charge, cause it to increase the compensation it pays to its software integration partners and require the Company to control costs aggressively in order to maintain acceptable profit margins. Further, if the use of payment cards other than Visa, MasterCard or Discover grows, or if there is an overall decrease in use of debit cards as compared to other payment methods, the Company’s profitability could be reduced. Competition could also result in a loss of existing clients and greater difficulty attracting new clients, and could impact our relationships with software integration partners that integrate the Company’s services into the software used by its clients. Although the Company carefully monitors attrition levels of its existing clients, it cannot predict such attrition rates in the future. One or more of these factors could have a material adverse effect on the Company’s business, financial condition and results of operations.

Unauthorized disclosure of merchant or consumer data, whether through breach of its computer systems, computer viruses, or otherwise, could expose the Company to liability and protracted and costly litigation, and damage its reputation.

The Company is responsible for data security for itself and for third parties with whom it partners, including with respect to rules and regulations established by the payment networks, such as Visa, MasterCard and Discover, and debit card networks. These third parties include clients, the Company’s software integration partners and other third-party service providers and agents. The Company and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers, expiration dates, driver’s license numbers and bank account numbers. The Company has ultimate liability to the payment networks and its sponsor banks that register the Company with the Visa, MasterCard or Discover networks for its failure or the failure of other third parties with whom it contracts to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or consumer data by the Company or its contracted third parties could result in significant fines, sanctions, proceedings or actions against the Company by the payment networks, governmental bodies, consumers or others.

Threats may result from human error, fraud or malice on the part of employees or third parties, or from accidental technological failure. For example, certain of the Company’s employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when the Company transmits information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate the Company’s systems or those of its contracted third parties. Denial of service or other attacks could be launched against the Company for a variety of purposes, including interfering with its services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt the Company’s delivery of services or make them unavailable.

The Company and its contracted third parties could be subject to breaches of security by hackers. The Company’s encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A systems breach may subject the Company to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm the Company’s reputation and deter merchants from using electronic payments generally and its services specifically, thus reducing its revenue. In addition, any such misuse or breach could cause the Company to incur costs to correct the breaches or failures, expose the Company to uninsured liability, increase its risk of regulatory scrutiny, subject it to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks or limitations on its ability to process payment transactions on such payment networks. While the Company maintains cyber insurance coverage (which, in certain cases, is required pursuant to certain of its contractual commitments) that may, subject to policy terms and conditions, cover certain aspects of these risks, its insurance coverage may be insufficient to cover all losses. Additionally, the Company may be required to increase its cyber insurance coverage pursuant to its contractual commitments entered into in the future. The costs to maintain or increase its cyber insurance coverage could have a material adverse effect on the Company’s business, financial condition and results of operations.

Any human error, fraud, malice, accidental technological failure or attacks against the Company or its contracted third parties could hurt its reputation, force it to incur significant expenses in remediating the resulting impacts, expose it to uninsured liability, result in the loss of its sponsor banks or its ability to participate in the payment networks, subject it to lawsuits, fines or sanctions, distract its management, increase its costs of doing business and/or materially impede its ability to conduct business.

Although the Company generally requires that its agreements with its software integration partners or service providers include confidentiality obligations that restrict these parties from using or disclosing any merchant or consumer data except as necessary to perform their services under the applicable agreements, it cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow the Company to seek reimbursement from the contracted party. In addition, many of the Company’s clients are small and medium-sized businesses that may have limited competency regarding data security and handling requirements and may thus experience data breaches. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, and the Company’s incurring significant losses.

In addition, the Company’s agreements with its sponsor banks and its third-party payment processors (as well as payment network requirements) require the Company to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation or termination of its sponsor bank agreements.

Security breaches may be subject to scrutiny from governmental agencies such as the Consumer Financial Protection Bureau. See the risk factor entitled “— Compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other federal and state regulations may increase our compliance costs, limit its revenues and otherwise negatively affect its business.”

If the Company cannot keep pace with rapid developments and changes in its industry, the use of its products and services could decline, causing a reduction in its revenues.

The electronic payments market is subject to constant and significant changes. This market is characterized by rapid technological evolution, new product and service introductions, evolving industry standards, changing client needs and the entrance of new competitors, including products and services that enable card networks and banks to transact with consumers directly. To remain competitive, the Company continually pursues initiatives to develop new products and services to compete with these new market entrants. These projects carry risks, such as difficulty in determining market demand and timing for delivery, cost overruns, delays in delivery, performance problems and lack of client acceptance, and some projects may require investment in non-revenue generating products or services that the Company’s software integration partners and clients expect to be included in its offerings. In addition, new products and offerings may not perform as intended or generate the business or revenue growth expected.

Additionally, the Company looks for acquisition opportunities, investments and alliance relationships with other businesses that will increase its market penetration and enhance its technological capabilities, product offerings and distribution capabilities. Any delay in the delivery of new products and services or the failure to differentiate its products and services or to accurately predict and address market demand could increase the costs of the Company’s development efforts and render its products and services less desirable or even obsolete to its clients and to its software integration partners. Any defects in the Company’s products and errors or delays in the Company’s processing of transactions could also increase costs of development efforts and result in harm to its reputation or liability claims against it. Furthermore, even though the market for integrated payment processing products and services is evolving, it may develop too rapidly or not rapidly enough for the Company to recover the costs it has incurred in developing new products and services targeted at this market. Any of the foregoing could have a material and adverse effect on the Company’s operating results and financial condition.

The continued growth and development of the Company’s payment processing services and solutions will depend on its ability to anticipate and adapt to changes in consumer behavior. For example, consumer behavior may change regarding the use of payment card transactions, including the relative increased use of cash, crypto-currencies, other emerging or alternative payment methods and payment card systems that the Company or its processing partners do not adequately support or that do not provide adequate commissions to parties like the Company. Any failure to timely integrate emerging payment methods into its software, to anticipate consumer behavior changes or to contract with processing partners that support such emerging payment technologies could cause the Company to lose traction among its customers or referral sources, including industry associations, resulting in a corresponding loss of revenue, if those methods become popular among end-users of their services.

The products and services the Company delivers are designed to process complex transactions and provide reports and other information on those transactions, all at very high volumes and processing speeds. The Company’s technology offerings must also integrate with a variety of network, hardware, mobile and software platforms and technologies, and the Company needs to continuously modify and enhance its products and services to adapt to changes and innovation in these technologies. Any failure to deliver an effective, reliable and secure service or any performance issue that arises with a new product or service could result in significant processing or reporting errors or other losses. If the Company does not deliver a promised new product or service to its clients or software integration partners in a timely manner or the product or service does not perform as anticipated, its development efforts could result in increased costs and a loss in business, reducing its earnings and causing a loss of revenue. The Company also relies in part on third parties, including some of its competitors and potential competitors, for the development of and access to, or production of, new technologies, including software and hardware. For example, the Company relies on its software integration partners to integrate its services and products into the software platforms being used by its clients. The Company’s future success will depend in part on its ability to develop or adapt to technological changes and evolving industry standards. If the Company is unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost-effective basis, its business, financial condition and results of operations could be materially adversely affected.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments value chain, could harm the Company’s business.

The Company expects that the competitive landscape will continue to change and challenge it to respond to developments such as:

●	Rapid and significant changes in technology and new and innovative payment methods and programs;

●	Competitors, software integration partners, and other industry participants developing products that compete with or replace the Company’s value-added services and solutions;

●	Participants in the financial services payments and technology industries creating new payment services that compete with the Company or merging, creating joint ventures or forming other business combinations that strengthen their existing business services; and

●	New services and technologies that the Company develops being impacted by industry-wide solutions and standards related to migration to tokenization or other security-related technologies.

Failure to compete effectively against or otherwise address any of these and other competitive threats could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company’s vertical markets do not increase their acceptance of electronic payments or if there are adverse developments in the electronic payment industry in general, the Company’s business, financial condition and results of operations may be adversely affected.

The vertical markets the Company primarily serves have traditionally not utilized electronic payments. If consumers and businesses in these vertical markets do not increase their use of cards as payment methods for their transactions or if the mix of payment methods changes in a way that is adverse to the Company, such developments may have a material adverse effect on the Company’s business, financial condition and results of operations. Regulatory changes may also result in the Company’s clients seeking to charge their customers additional fees for use of credit or debit cards which may result in such customers using other payment methods. Additionally, in recent years, increased incidents of security breaches have caused some consumers to lose confidence in the ability of businesses to protect their information, causing certain consumers to discontinue use of electronic payment methods. Security breaches could result in financial institutions canceling large numbers of credit and debit cards, or consumers or businesses electing to cancel their cards following such incidents.

Potential clients or software integration partners may be reluctant to switch to, or develop a relationship with, a new merchant acquirer, which may adversely affect the Company’s growth.

Many potential clients and software integration partners worry about potential disadvantages associated with switching merchant acquirers, such as a loss of accustomed functionality, increased costs and business disruption. For merchants that are potential clients and software providers that are potential software integration partners, switching to the Company from another merchant acquirer or integrating with the Company may be a significant undertaking. There can be no assurance that the Company’s strategies for overcoming potential reluctance to change merchant acquirers or to initiate a relationship with the Company will be successful, and this resistance may adversely affect the Company’s growth and its business overall.

If the Company fails to comply with the applicable requirements of payment networks and industry self-regulatory organizations, those payment networks or organizations could seek to fine it, suspend it or terminate its registrations through its sponsor banks.

The Company does not directly access the payment card networks, such as Visa, MasterCard and Discover, that enable its acceptance of credit cards and debit cards. Instead, it relies on sponsor banks and third-party processors to access such networks and settle transactions, and the Company must pay fees for such services. To provide its merchant acquiring services, the Company is registered through its sponsor banks with the Visa, MasterCard and Discover networks as a service provider for member institutions. For example, for payments processed through TriSource Solutions, LLC (“TriSource”), which represents $6.0 billion in payment volume during the year ended December 31, 2018, approximately 71% and 28% of such payment volume was attributable to transactions processed on the Visa and MasterCard networks, respectively. For the six months ended June 30, 2019, payments processed through TriSource represented $4.4 billion in payment volume, approximately 71% and 28% of which was attributable to transactions processed on the Visa and MasterCard networks, respectively. As such, the Company, its sponsor banks and many of its clients are subject to complex and evolving payment network rules. The payment networks routinely update and modify requirements applicable to merchant acquirers, including rules regulating data integrity, third-party relationships (such as those with respect to sponsor banks and ISOs), merchant chargeback standards and Payment Card Industry Data Security Standards (“PCI DSS”). The rules of the card networks are set by their boards, which may be influenced by card issuers, some of which offer competing transaction processing services.

If the Company or its sponsor banks fail to comply with the applicable rules and requirements of any of the payment networks, such payment network could suspend or terminate the Company’s registration. Further, the Company’s transaction processing capabilities, including with respect to settlement processes, could be delayed or otherwise disrupted, and recurring non-compliance could result in the payment networks seeking to fine the Company or suspend or terminate the Company’s registrations that allow it to process transactions on their networks, which would make it impossible for the Company to conduct its business on its current scale.

Under certain circumstances specified in the payment network rules, the Company may be required to submit to periodic audits, self-assessments or other assessments with regard to its compliance with the PCI DSS. Such audits or assessments may reveal that it has failed to comply with the PCI DSS. In addition, even if it complies with the PCI DSS, there is no assurance that the Company will be protected from a security breach. The termination of its registrations with the payment networks, or any changes in payment network or issuer rules that limit the Company’s ability to provide merchant acquiring services, could have an adverse effect on the Company’s payment processing volumes, revenues and operating costs. If the Company is unable to comply with the requirements applicable to its payment processing activities, the payment networks could no longer allow it to provide these solutions, which would render the Company unable to conduct its business. If the Company were precluded from processing Visa and MasterCard electronic payments, it would lose a substantial portion of its revenues.

The Company is also subject to the operating rules of the National Automated Clearing House Association (“NACHA”). NACHA is a self-regulatory organization which administers and facilitates private-sector operating rules for ACH payments and defines the roles and responsibilities of financial institutions and other ACH network participants. The NACHA Rules and Operating Guidelines impose obligations on the Company and the Company’s partner financial institutions. These obligations include audit and oversight by the financial institutions and the imposition of mandatory corrective action, including termination, for serious violations. If an audit or self-assessment under PCI DSS or NACHA identifies any deficiencies that the Company needs to remediate, the remediation efforts may distract its management team and be expensive and time consuming.

Changes in payment network rules or standards could adversely affect the Company’s business, financial condition and results of operations.

Payment network rules are established and changed from time to time by each payment network as they may determine in their sole discretion and with or without advance notice to their participants. The timelines imposed by the payment networks for expected compliance with new rules have historically been, and may continue to be, highly compressed, requiring the Company to quickly implement changes to its systems which increases the risk of non-compliance with new standards. In addition, the payment networks could make changes to interchange or other elements of the pricing structure of the merchant acquiring industry that would have a negative impact on the Company’s results of operations.

For example, “EMV” is a credit and debit authentication methodology mandated by Visa, MasterCard, American Express and Discover and was required to be supported by payment processors beginning April 2013 and by merchants beginning October 2015. This standard set new requirements, including requiring point of sale systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard, and set new rules for data handling and security. Historically, the Company has not experienced EMV-related liabilities because substantially all of the card payment transactions it processes are card-not-present transactions and therefore not impacted by the EMV technology; however, if its business evolves to include more card present transactions in the future, it will need to reevaluate its compliance efforts.

The Company relies on sponsor banks in order to process electronic payment transactions, and such sponsor banks have substantial discretion with respect to certain elements of the Company’s business practices. If these sponsorships are terminated and the Company is not able to secure new sponsor banks, it will not be able to conduct its business.

Because the Company is not a bank, it is not eligible for membership in the Visa, MasterCard and other payment networks, and is, therefore, unable to directly access these payment networks, which are required to process transactions.

These networks’ operating regulations require the Company to be sponsored by a member bank in order to process electronic payment transactions. The Company is currently registered with Visa, MasterCard and Discover through its sponsor banks. The Company primarily works with such sponsor banks directly to settle transactions, whereas many of its competitors are generally more dependent on third party super-ISOs (Independent Sales Organizations).

In general, the Company’s sponsor banks may terminate their agreements with the Company if it materially breaches the agreements and does not cure the breach within an established cure period, if it enters bankruptcy or files for bankruptcy, or if applicable laws or regulations, including Visa and/or MasterCard regulations, change to prevent either the applicable bank or the Company from performing services under the agreement. If these sponsorships are terminated and the Company is unable to secure a replacement sponsor bank within the applicable wind down period, it will not be able to process electronic payment transactions. While the Company maintains relationships with multiple sponsor banks for flexibility in the processing of payment volume and in the pricing of its clients’ solutions, the loss of or termination of a relationship with a sponsor bank or a significant decrease in the amount of payment volume that a sponsor bank processes for the Company could reduce such flexibility and negatively affect the Company’s business. As a result, the Company may be unable to obtain favorable pricing for its clients, which could negatively impact its ability to attract and retain clients. To the extent the number of its sponsor banks decreases, the Company will become increasingly reliant on its remaining sponsor banks, which would materially adversely affect its business should its relationship with any of such remaining banks be terminated or otherwise disrupted.

Furthermore, the Company’s agreements with its sponsor banks provide the sponsor banks with substantial discretion in approving certain elements of the Company’s business practices, including its solicitation, application and underwriting procedures for merchants. The Company cannot guarantee that its sponsor banks’ actions under these agreements will not be detrimental to the Company, nor can it provide assurance that any of its sponsor banks will not terminate their sponsorship of the Company in the future. The Company’s sponsor banks have broad discretion to impose new business or operational requirements on the Company for purposes of compliance with payment network rules, which may materially adversely affect the Company’s business. If the Company’s sponsorship agreements are terminated and it is unable to secure another sponsor bank, it will not be able to offer Visa or MasterCard transactions or settle transactions which would likely cause the Company to terminate its operations.

The Company’s sponsor banks also provide or supplement funding and settlement services in connection with the Company’s card processing services. If the Company’s sponsorship agreements are terminated and it is unable to secure another sponsor bank or maintain relationships with other existing sponsor banks, the Company will not be able to process Visa and MasterCard transactions which would have a material adverse effect on its business, financial condition and results of operations.

To acquire and retain clients, the Company depends on its software integration partners that integrate the Company’s services and solutions into software used by the Company’s clients.

The Company relies heavily on the efforts of its software integration partners to ensure its services and solutions are properly integrated into the software that its clients use. Generally, its agreements with software integration partners are not exclusive and these partners retain the right to refer potential clients to other merchant acquirers.

The Company may need to provide financial concessions to maintain relationships with current software integration partners and clients or to attract potential software integration partners and clients from the Company’s competitors. The Company has been required, and expects to be required in the future, to make concessions when renewing contracts with its software integration partners, and such concessions can have a material impact on its financial condition or operating performance.

If the Company’s software integration partners focus more heavily on working with other merchant acquirers, cease operations or become insolvent, the Company may be at risk of losing existing clients with whom these software integration partners have relationships. If the Company is unable to maintain its existing base of software integration partners or develop relationships with new software integration partners, its business, financial condition and results of operations would be materially adversely affected. In addition, the Company’s efforts to form relationships with new software integration partners may be hindered to the extent they perceive that integrating with a new merchant acquirer or switching to the Company from another merchant acquirer is too costly or time-consuming. Many software providers choose to integrate with only a small number of payments processors due to the requisite time and cost of integrating their systems with a payment processor’s solutions. To the extent that a potential software integration partner has already integrated with several payments processors, it may be difficult for the Company to convince them to expand the number of payments processors they are integrated with and incur the expense and potential business disruption needed to successfully integrate its software with their systems.

Further, to the extent the Company’s software integration partners engage in, or are alleged to have engaged in, behavior that involves intentional or negligent misrepresentation of pricing or other contractual terms to clients or potential clients related to the Company’s processing services or solutions, the Company may be named in legal proceedings in connection with such actions of its software integration partners. The Company’s software integration partners are independent businesses and the Company has no control over their day-to-day business activities, including their client marketing and solicitation practices. While in some cases the Company may have indemnification rights against its software integration partners for these activities, there is no guarantee that it will be able to successfully enforce those indemnification rights or that its software integration partners are adequately capitalized in a manner necessary to satisfy their indemnification obligations to the Company. If one or more judgments or settlements in any litigation or other investigation, or related defense and investigation costs, significantly exceed the Company’s insurance coverage and the Company is unable to enforce its indemnification rights against a software integration partner or partners, its business, financial condition and results of operations could materially suffer.

Failure to effectively manage risk and prevent fraud could increase the Company’s chargeback liability and other liability.

The Company is potentially liable for losses caused by fraudulent card transactions or business fraud. Card fraud occurs when a client’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a traditional card-present transaction, if the merchant swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by its customer, the card issuing bank remains liable for any loss. In a fraudulent card-not-present transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction.

Business fraud occurs when a business or organization, rather than a cardholder, opens a fraudulent merchant account and conducts fraudulent transactions or when a business, rather than a customer (though sometimes working together with a customer engaged in fraudulent activities), knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction, or provides services in violation of applicable law. In addition, consumers may dispute repayments on a loan by claiming it was unlawful under applicable law. Business fraud also occurs when employees of businesses change the business demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account.

These types of fraud present potential liability for chargebacks associated with the Company’s clients’ processing transactions. If a billing dispute between a client and a consumer is not ultimately resolved in favor of the Company’s client, the disputed transaction is “charged back” to the client’s bank and credited to the account of the cardholder. Anytime the Company’s client is unable to satisfy a chargeback, the Company is responsible for that chargeback. The Company has a number of contractual protections and other means of recourse to mitigate those risks, including collateral or reserve accounts that it may require its clients to maintain for these types of contingencies. Nonetheless, if the Company is unable to collect the chargeback from the client’s account or reserve account (if applicable), or if the client refuses or is financially unable due to bankruptcy or other reasons to reimburse the Company for the chargeback, the Company bears the loss for the amount of the refund paid to the cardholder’s bank. The Company has established systems and procedures to detect and reduce the impact of business fraud, but these measures may not be effective, and incidents of fraud could increase in the future. During the year ended December 31, 2018 and the six months ended June 30, 2019, the Company believes its chargeback rate was less than 1% of payment volume. Any increase in chargebacks not paid by its clients could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s processes to reduce fraud losses depend in part on its ability to restrict the deposit of processing funds while it investigates suspicious transactions. The Company could be sued by parties alleging that its restriction and investigation processes violate federal and state laws on consumer protection and unfair business practice. If the Company is unable to defend itself successfully, it could be required to restructure its anti-fraud processes in ways that would harm its business or pay substantial fines.

As part of its program to reduce fraud losses, the Company may temporarily restrict the ability of customers to access processing deposits if those transactions or their account activity are identified by the Company’s anti-fraud models as suspicious. The Company could be sued by parties alleging that its restriction and investigation processes violate federal and state laws on consumer protection and unfair business practice. If the Company is unable to defend itself successfully, it could be required to restructure its anti-fraud processes in ways that could harm its business, and to pay substantial fines. Even if the Company is able to defend itself successfully, the litigation could damage its reputation, consume substantial amounts of its management’s time and attention, and require it to change its customer service and operations in ways that could increase its costs and decrease the effectiveness of its anti-fraud program.

The Company receives savings related to favorable pricing on interchange and other payment network fees. To the extent it cannot maintain such savings and cannot pass along any corresponding increases in such fees to its clients, its operating results and financial condition may be materially adversely affected.

The Company bears interchange, assessment, transaction and other fees set by the payment networks to the card issuing banks and the payment networks for each transaction it processes. Under certain circumstances, the payment networks afford the Company preferential rates with respect to such fees, which helps the Company to control its operating costs. From time to time, the payment networks increase the interchange fees and other fees that they charge payment processors and the sponsor banks. At their sole discretion, the Company’s sponsor banks have the right to pass any increases in interchange and other fees on to the Company, and they have consistently done so in the past. The Company is generally permitted under the contracts into which it enters with its clients, and in the past has been able to, pass these fee increases along to its clients through corresponding increases in its processing fees. However, if the Company is unable to pass through these and other fees in the future, or if the payment networks decline to offer the Company preferential rates on such fees as compared to those charged to other payment processors, the Company’s business, financial condition and results of operations could be materially adversely affected. In addition, the various card associations and networks prescribe certain capital requirements on the Company, such as reserves in respect of certain clients for chargeback liabilities. Any increase in the capital level required would further limit the Company’s use of capital for other purposes.

The Company’s systems and those of its third-party providers may fail due to factors beyond the Company’s control, which could interrupt its service, resulting in the Company’s inability to process payments, loss of business, increase in costs and exposure to liability.

The Company depends on the efficient and uninterrupted operation of numerous systems, including its computer network systems, software, data centers and telecommunication networks, as well as the systems and services of its sponsor banks, the payment networks, third-party providers of processing services and other third parties. The Company’s systems and operations, or those of its third-party providers, such as its provider of dial-up authorization services, or the payment networks themselves, could be exposed to damage or interruption from, among other things, hardware and software defects or malfunctions, telecommunications failure, computer denial-of-service and other cyberattacks, unauthorized entry, computer viruses or other malware, human error, natural disaster, power loss, acts of terrorism or sabotage, financial insolvency of such providers and similar events. These threats, and errors or delays in the processing of payment transactions, system outages or other difficulties, could result in failure to process transactions, additional operating and development costs, diversion of technical and other resources, loss of revenue, clients and software integration partners, loss of merchant and cardholder data, harm to the Company’s business or reputation, exposure to fraud losses or other liabilities and fines and other sanctions imposed by payment networks. The Company’s property and business interruption insurance may not be adequate to compensate the Company for all losses or failures that may occur.

At present, the Company’s critical operational systems, such as its payment gateway, are fully redundant, while certain of its less critical systems are not. Therefore, certain aspects of the Company’s operations may be subject to interruption. Also, while the Company has disaster recovery policies and arrangements in place, they have not been tested under actual disasters or similar events. Maintaining and upgrading the Company’s system is costly and time-consuming, involves significant technical risk and may divert the Company’s resources from new features and products, and there can be no assurances that such systems will be effective. Frequent or persistent site interruptions could lead to regulatory scrutiny, significant fines and penalties, and mandatory and costly changes to the Company’s business practices.

In addition, the Company is continually improving and upgrading its information systems and technologies. Implementation of new systems and technologies is complex, expensive and time-consuming. If the Company fails to timely and successfully implement new information systems and technologies or improvements or upgrades to existing information systems and technologies, or if such systems and technologies do not operate as intended, this could have an adverse impact on the Company’s business, internal controls (including internal controls over financial reporting), results of operations and financial condition.

The Company relies on other service and technology providers. If such providers fail in or discontinue providing their services or technology to the Company, the Company’s ability to provide services to clients may be interrupted, and, as a result, its business, financial condition and results of operations could be adversely impacted.

The Company relies on third parties to provide or supplement card processing services and for infrastructure hosting services. It also relies on third parties for specific software and hardware used in providing its products and services. The termination by the Company’s service or technology providers of their arrangements with the Company or their failure to perform their services efficiently and effectively may adversely affect the Company’s relationships with its clients and, if the Company cannot find alternate providers quickly, may cause those clients to terminate their relationships with the Company.

The Company’s third-party processors, which provide the Company with front-end authorization and back-end settlement services, compete with the Company or may compete with it in the future in the vertical markets that it serves. There can be no assurance that these processors will maintain their relationships with the Company in the future or that they will refrain from competing directly with the solutions that the Company offers.

If the Company is unable to renew its existing contracts with its most significant vendors, it might not be able to replace the related products or services at the same cost, which would negatively impact its profitability. Additionally, while the Company believes it would be able to locate alternative vendors to provide substantially similar services at comparable rates, or otherwise replicate such services internally, no assurance can be made that a change would not be disruptive to its business, which could potentially lead to a material adverse impact on its revenue and profitability until resolved.

The Company also relies in part on third parties for the development of and access to new technologies, and updates to existing products and services for which third parties provide ongoing support, which reliance increases the cost associated with new and existing product and service offerings. Failure by these third-party providers to devote an appropriate level of attention to the Company’s products and services could result in delays in introducing new products or services, or delays in resolving any issues with existing products or services for which third-party providers provide ongoing support.

The Company is subject to economic and political risk, the business cycles of its clients and software integration partners and the overall level of consumer and commercial spending, which could negatively impact its business, financial condition and results of operations.

The electronic payment industry depends heavily on the overall level of consumer and commercial spending. The Company is exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions, particularly in the United States, or increases in interest rates, could adversely affect the Company’s financial performance by reducing the number or aggregate volume of transactions made using electronic payments. Reductions in the amount of consumer spending and lending could result in a decrease in the Company’s revenue and profits. If the Company’s clients make fewer sales of products and services using electronic payments, or consumers spend less money through electronic payments, the Company will have fewer transactions to process at lower dollar amounts, resulting in lower revenue.

A weakening in the economy could have a negative impact on the Company’s clients, as well as their customers who purchase products and services using the payment processing systems to which the Company provides access, which could, in turn, negatively affect the Company’s business, financial condition and results of operations. For example, in the vertical markets that the Company serves, merchants are affected by macroeconomic conditions such as employment, personal income and consumer sentiment. If economic conditions deteriorate and its clients experience decreased demand for consumer lending (particularly in the automobile finance market as consumers cut down on discretionary spending), the Company would experience a decrease both in volume and number of transactions processed. In addition, a weakening in the economy could force merchants to close at higher than historical rates in part because many of them are not as well capitalized as larger organizations, which could expose the Company to potential credit losses and future transaction declines. Further, credit card issuers may reduce credit limits and become more selective in their card issuance practices. The Company also has a certain amount of fixed and semi-fixed costs, including rent, debt service and salaries, which could limit its ability to quickly adjust costs and respond to changes in its business and the economy.

In addition, a majority of the Company’s clients are consumer lenders that provide personal loans and automotive loans to consumers that have varying degrees of credit risk. The regulatory environment that these clients operate in is very complex because applicable regulations are often enacted by multiple agencies in the state and federal governments. For example, the Consumer Financial Protection Bureau promulgated new rules applicable to such loans that could have an adverse effect on the Company’s clients’ businesses, and numerous state laws impose similar requirements. Such merchants are also subject to negative public perceptions that their consumer lending activities constitute predatory or abusive lending to consumers, and concerns raised by consumer advocacy groups and government officials may lead to efforts to further regulate the industry in which many of the Company’s clients operate. The combination of these factors, and in particular the uncertainties associated with the regulatory environments in the various jurisdictions in which the Company’s clients operate, could materially adversely affect the business of the Company’s clients and may force its consumer lender clients to change their business models. As a result, the Company may need to be nimble and quickly respond to the evolving needs of the vertical markets that it serves. If the business of the Company’s clients is materially adversely affected by the uncertainties described above and if it or its clients fail to respond to such changes in the industry in a timely manner, or if there are significant changes in such vertical markets that the Company does not anticipate, its business, financial condition and results of operations would be materially adversely affected.

The Company’s risk management policies and procedures may not be fully effective in mitigating its risk exposure in all market environments or against all types of risks.

The Company operates in a rapidly changing industry. Accordingly, its risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate its risks. Some of the Company’s risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by the Company. In some cases, that information may not be accurate, complete or up-to-date. Additionally, the Company’s risk detection system is subject to a high degree of “false positive” risks being detected, which makes it difficult for the Company to identify real risks in a timely manner. If its policies and procedures are not fully effective or it is not always successful in capturing all risks to which it is or may be exposed, the Company may suffer harm to its reputation or be subject to litigation or regulatory actions that materially increase its costs and limit its ability to grow and may cause the Company to lose existing clients.

The Company may not be able to continue to expand its share in its existing vertical markets or expand into new vertical markets, which would inhibit its ability to grow and increase its profitability.

The Company’s future growth and profitability depend, in part, upon its continued expansion within the vertical markets in which it currently operates, the emergence of other vertical markets for electronic payments and the Company’s integrated solutions, and its ability to penetrate new vertical markets and its current software integration partners’ customer bases. As part of its strategy to expand into new vertical markets and increase its share in its existing vertical markets, the Company looks for acquisition opportunities and partnerships with other businesses that will allow it to increase its market penetration, technological capabilities, product offerings and distribution capabilities. The Company may not be able to successfully identify suitable acquisition or partnership candidates in the future, and if it does identify them, they may not provide the Company with the benefits it anticipated. In addition, the Company recently began offering its products and services in Canada, a market in which the Company has no prior operating experience. As a result, the Company’s ability to grow and profitably service clients in Canada is uncertain and will require additional resources and controls, and it may encounter unanticipated challenges.

The Company’s expansion into new vertical markets also depends on its ability to adapt its existing technology or to develop new technologies to meet the particular needs of each new vertical market. The Company may not have adequate financial or technological resources to develop effective and secure services or distribution channels that will satisfy the demands of these new vertical markets. Penetrating these new vertical markets may also prove to be more challenging or costly or may take longer than the Company may anticipate. If the Company fails to expand into new vertical markets and increase its penetration into existing vertical markets, the Company may not be able to continue to grow its revenues and earnings.

The Company may not be able to successfully execute its strategy of growth through acquisitions.

A significant part of the Company’s growth strategy is to enter into new vertical markets through platform acquisitions of vertically-focused integrated payment and software solutions providers, to expand within its existing vertical markets through selective tuck-in acquisitions and to otherwise increase its presence in the payments processing market. From 2016 until the closing of the Business Combination, the Company has completed a total of three platform acquisitions that enabled it to enter new, or expand within existing, vertical markets.

Although the Company expects to continue to execute its acquisition strategy:

●	it may not be able to identify suitable acquisition candidates or acquire additional assets on favorable terms;

●	it may compete with others to acquire assets, which competition may increase, and any level of competition could result in decreased availability or increased prices for acquisition candidates;

●	competing bidders for such acquisitions may be larger, better-funded organizations with more resources and easier access to capital;

●	it may experience difficulty in anticipating the timing and availability of acquisition candidates;

●	it may not be able to obtain the necessary financing, on favorable terms or at all, to finance any of its potential acquisitions;

●	potential acquisitions may be subject to regulatory approvals, which may cause delays and uncertainties; and

●	it may not be able to generate cash necessary to execute its acquisition strategy.

The occurrence of any of these factors could adversely affect the Company’s growth strategy.

The Company’s acquisitions subject it to a variety of risks that could harm its business.

The Company reviews and completes selective acquisition opportunities. There can be no assurances that it will be able to complete suitable acquisitions for a variety of reasons, including the difficulties associated with the identification of and competition for acquisition targets, the need for regulatory approvals, the inability of the parties to agree to the structure or purchase price of the transaction and the Company’s inability to finance the transaction on commercially acceptable terms. In addition, any completed acquisition will subject the Company to a variety of other risks:

●	it may need to allocate substantial operational, financial and management resources in integrating new businesses, technologies and products, and management may encounter difficulties in integrating the operations, personnel or systems of the acquired business;

●	the acquisition may have a material adverse effect on its business relationships with existing or future clients or software integration partners;

●	it may assume substantial actual or contingent liabilities, known and unknown;

●	the acquisition may not meet its expectations of future financial performance;

●	it may experience delays or reductions in realizing expected synergies or benefits;

●	it may incur substantial unanticipated costs or encounter other problems associated with the acquired business, including challenges associated with transfer of various data processing functions and connections to its systems and those of its third-party service providers;

●	it may be unable to achieve its intended objectives for the transaction; and

●	it may not be able to retain the key personnel, customers and suppliers of the acquired business.

These challenges and costs and expenses may adversely affect the Company’s business, financial condition and results of operations.

The anticipated benefits from the Company’s acquisition of TriSource Solutions, LLC may not be realized on the expected timeline or at all.

On August 14, 2019, the Company announced its acquisition of TriSource. The Company has no prior experience in providing back-end payment processing services, which represents TriSource’s primary capability. Accordingly, the Company may experience particular challenges associated with operating TriSource’s business, including (1) difficulties and delays in integrating the Company’s and TriSource’s businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks; (2) business disruptions from the acquisition that will harm the Company’s or TriSource’s business, including current plans and operations; (3) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition, including as it relates to the Company’s or TriSource’s ability to successfully renew existing customer contracts on favorable terms or at all and obtain new customers; (4) retaining TriSource’s customers, key personnel or vendors; and (5) other unexpected costs or problems with interpreting TriSource’s business.

The Company’s level of indebtedness could adversely affect its ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

In connection with the Business Combination, we entered into the $230.0 million Credit Agreement (the “Credit Agreement”) with SunTrust Bank and certain other lenders. As of the closing of the TriSource acquisition, approximately $210.0 million of aggregate principal amount is outstanding under the Credit Agreement, and such level of indebtedness could have important consequences to stockholders of the Company. For example, such level of indebtedness could:

●	make it more difficult to satisfy our obligations with respect to any indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of our business;

●	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of our business;

●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

●	place us at a potential competitive disadvantage compared to our competitors that have less debt.

We may also incur future debt obligations that might subject it to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Credit Agreement, and we may be unable to comply with all covenants in the future.

The Credit Agreement imposes restrictions that could impede our ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

●	incur or guarantee additional debt;

●	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

●	make certain payments, dividends, distributions or investments; and

●	merge or consolidate with other companies or transfer all or substantially all of our assets

In addition, the Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent us from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our ability to comply with these restrictive covenants in future periods will largely depend on our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of our debt. In the event of an acceleration of our indebtedness, we could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

The Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

As a result of unidentified issues or factors outside of the Company’s control, the Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis conducted. Even though these charges may be non-cash items that would not have an immediate impact on the Company’s liquidity, the fact that the Company reports charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause the Company to violate leverage or other covenants to which it may be subject. Accordingly, stockholders of the Company could suffer a reduction in the value of their shares from any such write-down or write-downs.

Changes in tax laws or their judicial or administrative interpretations, or becoming subject to additional U.S., state or local taxes that cannot be passed through to the Company’s clients, could negatively affect the Company’s business, financial condition and results of operations.

The Company’s operations are subject to extensive tax liabilities, including federal and state and transactional taxes such as excise, sales/use, payroll, franchise, withholding, and ad valorem taxes. Changes in tax laws or their judicial or administrative interpretations could decrease the amount of revenues the Company receives, the value of any tax loss carryforwards and tax credits recorded on its balance sheet and the amount of its cash flow, and may have a material adverse impact on its business, financial condition and results of operations. Some of the Company’s tax liabilities are subject to periodic audits by the applicable taxing authority which could increase its tax liabilities. Furthermore, companies in the payment processing industry, including the Company, may become subject to incremental taxation in various taxing jurisdictions. Taxing jurisdictions have not yet adopted uniform positions on this topic. If the Company is required to pay additional taxes and is unable to pass the tax expense through to its clients, its costs would increase and its net income would be reduced, which could have a material adverse effect on its business, financial condition and results of operations.

On December 22, 2017, President Trump signed into law H.R.1, originally known as the “Tax Cuts and Jobs Act,” which includes significant changes to the taxation of business entities. This new legislation, among other things, reduces the U.S. corporate income tax rate, imposes significant additional limitations on the deductibility of interest and allows the expensing of certain capital expenditures. The Company continues to examine the impact this tax reform legislation may have on its business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of this tax reform or of any future administrative guidance interpreting provisions thereof is uncertain, and the Company’s business and financial condition could be adversely affected. This section does not discuss such tax legislation or the manner in which it might affect holders of the Company’s common stock. The Company urges its stockholders to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of this legislation on their investment.

The Company may not be able to successfully manage its intellectual property and may be subject to infringement claims.

The Company relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its proprietary technology, which is critical to its success, particularly in its strategic verticals where it may offer proprietary software solutions to its clients. Third parties may challenge, circumvent, infringe or misappropriate the Company’s intellectual property, or such intellectual property may not be sufficient to permit the Company to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. Other parties, including the Company’s competitors, may independently develop similar technology and duplicate the Company’s services or design around its intellectual property and, in such cases, the Company could not assert its intellectual property rights against such parties. Further, the Company’s contractual arrangements may be subject to termination or renegotiation with unfavorable terms to the Company, and its third-party licensors may be subject to bankruptcy, insolvency and other adverse business dynamics, any of which might affect the Company’s ability to use and exploit the products licensed to it by such third-party licensors. Additionally, the Company’s contractual arrangements may not effectively prevent disclosure of its confidential information or provide an adequate remedy in the event of unauthorized disclosure of its confidential information. The Company may have to litigate to enforce or determine the scope and enforceability of its intellectual property rights and know-how, which is expensive, could cause a diversion of resources and may not prove successful. Also, because of the rapid pace of technological change in its industry, aspects of the Company’s business and its services rely on technologies developed or licensed by third parties, and the Company may not be able to obtain or retain licenses and technologies from these third parties on reasonable terms or at all. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm the Company’s business and ability to compete.

The Company may also be subject to costly litigation if its services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by the Company’s products, services or technology. Any of these third parties could make a claim of infringement, breach or other violation of third-party intellectual property rights against the Company with respect to its products, services or technology. Any claim from third parties may result in a limitation on the Company’s ability to use the intellectual property subject to these claims. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like the Company. Even if the Company believes that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of the Company’s management and employees. Claims of intellectual property infringement or violation also may require the Company to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting the Company from marketing or selling certain of its products or services. Even if the Company has an agreement for indemnification against such costs, the indemnifying party, if any in such circumstance, may be unable to uphold its contractual obligations. If the Company cannot or does not license the infringed technology on reasonable terms or substitute similar technology from another source, its revenue and earnings could be adversely impacted.

If the Company is unable to develop and maintain effective internal controls over financial reporting, it may not be able to produce timely and accurate financial statements, which could have a material adverse effect on its business.

Prior to the Business Combination, for the years ended December 31, 2017 and 2016, Hawk Parent identified control deficiencies that constituted material weaknesses in controls over financial reporting, which were remediated as of the year ended December 31, 2018. The material weaknesses previously identified and subsequently remediated were related to (i) insufficient segregation of duties, (ii) lack of formal documentation and the development of policies and procedures, and (iii) insufficient evidential matter to support the implementation of control activities, all of which were remediated as of the year ended December 31, 2018. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the issuer’s annual or interim consolidated financial statements will not be prevented or deleted on a timely basis.

As a private company not subject to the internal control provisions of the Sarbanes-Oxley Act, Hawk Parent had limited accounting and finance personnel and other resources with which to address its internal controls and procedures consistent with PCAOB standards. As of the year ended December 31, 2018, Hawk Parent remediated its previously identified material weaknesses by taking certain remedial actions, including hiring key accounting personnel and creating a formal month-end financial statement review process, which have been completed. The Company intends to continue to evaluate actions to enhance its internal controls over financial reporting, but there is no assurance that the Company will not identify other control deficiencies or material weaknesses in the future.

If the Company identifies future material weaknesses in its internal controls over financial reporting or fails to meet the demands that will be placed upon it as a public company, including the requirements of the Sarbanes-Oxley Act, it may be unable to accurately report its financial results or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of the Sarbanes-Oxley Act could also potentially subject the Company to sanctions or investigations by the SEC or other regulatory authorities. If additional material weaknesses exist or are discovered in the future, and the Company is unable to remediate any such material weaknesses, its reputation, financial condition and operating results could suffer.

The Company’s clients and their respective businesses are subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting its clients’ businesses or the electronic payments industry, or the Company’s or its clients’ actual or perceived failure to comply with such obligations, may have an unfavorable impact on the Company’s business, financial condition and results of operations.

The clients the Company serves are subject to numerous federal and state regulations that affect the electronic payments industry. While payment processors like the Company are not subject to examination by government agencies, they are subject to laws and regulations prohibiting unfair, deceptive acts and practices (“UDAAP”). Because of the rules and regulations enacted at the state and federal level that affect its clients, the Company has developed compliance mechanisms that limit both its and its sponsor banks’ exposure to such regulations and risks associated with the Company’s clients’ industries.

Regulation of the consumer finance industry has increased significantly in the past several years and is continually evolving. In order to manage its exposure to such laws and regulations, the Company employs a substantial compliance management system designed to identify and mitigate risks associated with its merchant relationships. The Company’s system is audited annually by a third-party and compared against industry standards, including System and Organization Controls and the PCI DSS described above, and the Company evaluates and updates its compliance models to improve its performance and keep up with the rapid evolution of the legal and regulatory regime its clients face. However, changes to statutes, regulations or industry standards, including interpretations and implementation of such statutes, regulations or standards, could increase the Company’s cost of doing business or affect the Company’s competitive advantage. The Company’s clients are subject to U.S. financial services regulations, numerous consumer protection laws, escheat regulations and privacy and information security regulations, among other laws, rules and regulations. Failure of the Company’s clients to comply with regulations may have an adverse effect on the Company’s business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines. To the extent these regulations negatively impact the business, operations or financial condition of its clients, the Company’s business and results of operations could be materially and adversely affected because, among other matters, its clients may experience decreases in payment transactions processed, could decide to avoid or abandon certain lines of business, or could seek to pass on increased costs to the Company by negotiating price reductions. The Company could be required to invest a significant amount of time and resources to comply with additional regulations or oversight or to modify the manner in which it contracts with or provides services and solutions to its clients and regulations could directly or indirectly limit how much the Company can charge for its services. In addition, the Company may not be able to update its existing products and services or develop new ones in a timely manner to address the evolving compliance needs of its clients. Any of these events, if realized, could have a material adverse effect on the Company’s business, results of operations and financial condition.

Laws and regulations, even if not directed at the Company, may require the Company to take significant efforts to change its services and solutions and may require that it incur additional compliance costs and change how it prices its products and services to its clients and software integration partners. Implementing new compliance efforts is difficult because of the complexity of new regulatory requirements, and the Company is devoting and will continue to devote significant resources to ensure compliance. Furthermore, regulatory actions may precipitate changes in business practices by the Company and other industry participants which could affect how the Company markets, prices and distributes its products and services, and which could materially adversely affect its business, financial condition and results of operations. In addition, even an inadvertent failure to comply with laws and regulations or evolving public perceptions of its business could damage the Company’s business or its reputation.

The businesses of our clients are strictly regulated in every jurisdiction in which they operate, and such regulations, and its clients’ failure to comply with them, could have an adverse effect on its clients’ businesses and, as a result, our results of operations.

Our clients are subject to a variety of statutes and regulations enacted by government entities at the federal, state and local levels, which include regulations relating to: the amount they may charge in interest rates and fees; the terms of their loans (such as maximum and minimum durations), repayment requirements and limitations, number and frequency of loans, maximum loan amounts, renewals and extensions, required repayment plans and reporting and use of state-wide databases; collection and servicing activity; the establishment and operation of their businesses; licensing, disclosure and reporting requirements; restrictions on advertising and marketing; and requirements governing electronic payments and money transmission.

These regulations affect the Company’s clients’ businesses in many ways, including their loan volume, revenues, delinquencies of their borrowers and results of operations. These changes to the Company’s clients’ businesses may affect the payment volume the Company processes, including the number and size of scheduled repayments and the number of originated loans subject to repayment. To the extent these laws and regulations curtail consumer lending activity, the Company’s results of operations and financial condition could be adversely affected.

Compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other federal and state regulations may increase our compliance costs, limit its revenues and otherwise negatively affect its business.

Since the enactment of the Dodd-Frank Act, there have been substantial reforms to the supervision and operation of the financial services industry, including numerous new regulations that have imposed compliance costs on the Company and its financial institution partners and clients. Among other things, the Dodd-Frank Act established the Consumer Financial Protection Bureau (the “CFPB”), which is empowered to conduct rule-making and supervision related to, and enforcement of, federal consumer financial protection laws. The CFPB has issued guidance that applies to “supervised service providers,” which the CFPB has defined to include service providers, like the Company, to CFPB supervised banks and nonbanks. The Dodd-Frank Act also established the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company should be supervised by the Board of Governors of the Federal Reserve System, or the Federal Reserve, because it is systemically important to the U.S. financial system. In addition, federal and state agencies have recently proposed or enacted cybersecurity regulations, such as the Cybersecurity Requirements for Financial Services Companies issued by the New York State Department of Financial Services and the Advance Notice of Proposed Rulemaking on Enhanced Cyber Risk Management Standards issued by The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation in October 2016. Such cybersecurity regulations are applicable to large bank holding companies and their subsidiaries, as well as to service providers to those organizations. Any new rules and regulations implemented by the CFPB or state or other authorities or in connection with the Dodd-Frank Act could, among other things, slow the Company’s ability to adapt to a rapidly changing industry, require the Company to make significant additional investments to comply with them, redirect time and resources to compliance obligations, modify the Company’s products or services or the manner in which they are provided, or limit or change the amount or types of revenue the Company is able to generate.

Interchange fees, which the payment processor typically pays to the card issuer in connection with credit and debit card transactions, are subject to increasingly intense legal, regulatory and legislative scrutiny. In particular, the Dodd-Frank Act regulates and limits debit card fees charged by certain card issuers and allows businesses and organizations to set minimum dollar amounts for the acceptance of credit cards. Specifically, under the so-called “Durbin Amendment” to the Dodd-Frank Act, the interchange fees that certain issuers charge businesses and organizations for debit transactions are regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for card issuers with assets of $10 billion or greater. Since October 2011, a payment network may not prohibit a card issuer from contracting with any other payment network for the processing of electronic debit transactions involving the card issuer’s debit cards, and card issuers and payment networks may not inhibit the ability of businesses and organizations to direct the routing of debit card transactions over any payment networks that can process the transactions. These restrictions could negatively affect the number of debit transactions, and prices charged per transaction, which would negatively affect the Company’s business.

The Company must comply with laws and regulations prohibiting unfair or deceptive acts or practices, and any failure to do so could materially and adversely affect its business.

The Company and many of its clients are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices and various state laws that are similar in scope and subject matter . In addition, provisions of the Dodd-Frank Act that prohibit unfair, deceptive or abusive acts or practices, the Telemarketing Sales Act and other laws, rules and/or regulations, may directly impact the activities of certain of the Company’s clients, and in some cases may subject the Company, as the electronic payment processor or provider of payment settlement services, to investigations, fees, fines and disgorgement of funds if it is found to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of a client through its services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general have authority to take action against non-banks that engage in UDAAP, or violate other laws, rules and regulations. To the extent the Company is processing payments or providing products and services for a client suspected of violating such laws, rules and regulations, it may face enforcement actions and incur losses and liabilities that may adversely affect its business.

Numerous other federal or state laws affect the Company’s business, and any failure to comply with those laws could harm its business.

Currently, the Company does not believe it is deemed a money transmitter and has no expectation that it would be deemed as such in the foreseeable future. The Company, along with its third-party service providers, uses structural arrangements designed to prevent the Company from receiving or controlling its client’s funds and therefore remove its activities from the scope of money transmitter regulation. There can be no assurance that these structural arrangements will remain effective as money transmitter laws continue to evolve or that the applicable regulatory bodies, particularly state agencies, will view the Company’s payment processing activities as compliant.

The Company’s business may also be subject to the Fair Credit Reporting Act (the “FCRA”), which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. The Company could be liable if its practices do not comply with the FCRA or regulations under it.

The Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code of 1986, that requires information returns to be made for each calendar year by payment processing entities and third-party settlement organizations with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements. The Company could be liable for penalties if its information returns are not in compliance with these regulations.

The Company’s solutions may be required to conform, in certain circumstances, to requirements set forth in the Health Insurance Portability and Accountability Act of 1996, which governs the privacy and security of “protected health information.”

Additionally, the Company is required to comply with certain anti-money laundering regulations in connection with its payment processing activities and is subject to certain economic and trade sanctions programs, which prohibit or restrict transactions to or from or dealings with specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations. These regulations are generally governed by the Financial Crimes Enforcement Network of the U.S. Department of the Treasury and the Office of Foreign Assets Control.

Depending on how its products and services evolve, the Company may be subject to a variety of additional laws and regulations, including those governing money transmission, gift cards and other prepaid access instruments, electronic funds transfers, anti-money laundering, counter-terrorist financing, restrictions on foreign assets, gambling, banking and lending, and import and export restrictions.

The Company’s efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In addition, to the extent the Company decides to offer its products and services in additional jurisdictions (for example, its recent expansion into Canada), the Company may incur additional compliance-related costs with respect to operating in such jurisdictions. Additionally, as its products and services evolve, and as regulators continue to increase their scrutiny of compliance with these obligations, the Company may be subject to a variety of additional laws and regulations, or it may be required to further revise or expand its compliance management system, including the procedures it uses to verify the identity of its clients, their customers, and to monitor transactions. If the Company is found to be in violation of any such legal or regulatory requirements, it may be subject to monetary fines or other penalties, such as a cease and desist order, or it may be required to alter the nature or packaging of its services and solutions, any of which could adversely affect its business or operating results.

Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect the Company’s ability to effectively provide its products and services.

In addition to those regulations discussed previously that are imposed by the card networks and NACHA, governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, transfer and disposal of, and requiring safeguarding of, non-public personal information. The Company’s operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Family Educational Rights and Privacy Act of 1974, the Protection of Pupil Rights Amendment and the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. The U.S. Children’s Online Privacy Protection Act also regulates the collection of information by operators of websites and other electronic solutions that are directed to children under 13 years of age. These laws and regulations restrict the Company’s collection, processing, storage, use and disclosure of personal information, may require it to notify individuals of its privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information, and mandate certain procedures with respect to safeguarding and proper description of stored information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of personal information to affected individuals, state officers, consumer reporting agencies and businesses and governmental agencies.

Further, the Company is obligated by its clients, sponsor banks and software integration partners to maintain the confidentiality and security of non-public consumer information that the Company’s clients and their customers share with it. Its contracts may require periodic audits by independent parties regarding its compliance with applicable standards, and may permit its counterparties to audit its compliance with best practices established by regulatory guidelines with respect to confidentiality and security of non-public personal information. The Company’s ability to maintain compliance with these standards and satisfy these audits will affect its ability to attract, grow and maintain business in the future, and any failure to do so could subject the Company to contractual liability, each of which could have a material effect on its business and results of operations.

If the Company fails to comply with these laws, regulations or contractual terms, or if it experiences security breaches, it could face regulatory enforcement proceedings, suits for breach of contract and monetary liabilities. Additionally, any such failure could harm the relationships and reputation it depends on to retain existing clients and software integration partners and obtain new clients and software integration partners. If federal and state governmental bodies adopt more restrictive privacy laws in the future, the Company’s compliance costs could increase, and it could make the Company’s due diligence reviews and monitoring regarding the risk of its clients more difficult, complex and expensive. As the Company’s business grows, it may also be required to invest in a more substantive and complex compliance management system than the one it currently employs.

The Company is an emerging growth company within the meaning of the Securities Act and the Company has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

The Company is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, the Company’s stockholders may not have access to certain information they may deem important. The Company may be an emerging growth company for up to five years from the IPO, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of the Company held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case the Company would no longer be an emerging growth company as of the following December 31. The Company cannot predict whether investors will find its securities less attractive because the Company relies on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Company’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may require substantial financial and management resources.

Section 404 of the Sarbanes-Oxley Act requires that the Company evaluate and report on its system of internal controls beginning with our Annual Report for the year ending December 31, 2019. If the Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. The Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may require substantial financial and management resources as well as impose obligations on the Company.

The loss of key personnel or the loss of the Company’s ability to attract, recruit, retain and develop qualified employees, could adversely affect the Company’s business, financial condition and results of operations.

The Company depends on the ability and experience of a number of its key personnel who have substantial experience with its operations, the rapidly changing payment processing industry and the vertical markets in which it offers its products and services. Many of the Company’s key personnel have worked for the Company for a significant amount of time or were recruited by the Company specifically due to their experience. The Company’s success depends in part upon the reputation and influence within the industry of its senior managers who have, over the years, developed long standing and favorable relationships with its software integration partners, vendors, card associations, sponsor banks and other payment processing and service providers. It is possible that the loss of the services of one or a combination of its senior executives or key managers could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, contractual obligations related to confidentiality and assignment of intellectual property rights may be ineffective or unenforceable, and departing employees may share the Company’s proprietary information with competitors or seek to solicit its software integration partners or clients or recruit its key personnel to competing businesses in ways that could adversely impact the Company.

Further, in order for the Company to continue to successfully compete and grow, it must attract, recruit, develop and retain personnel who will provide the Company with the expertise it needs. The Company’s success also depends on the skill and experience of its sales force, which it must continuously work to maintain. While it has a number of key personnel who have substantial experience with its operations, the Company must also develop its personnel so that its personnel is capable of maintaining the continuity of its operations, supporting the development of new services and solutions, and expanding the Company’s client base. In addition, its personnel may not be familiar with the requirement of operating a public company and the Company’s management will need to expend time and resources to become familiar with such requirements. The market for qualified personnel is competitive, and the Company may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.

The Company has been the subject of various claims and legal proceedings and may become the subject of claims, litigation or investigations which could have a material adverse effect on its business, financial condition or results of operations.

In the ordinary course of business, the Company is the subject of various claims and legal proceedings and may become the subject of claims, litigation or investigations, including commercial disputes and employee claims, such as claims of age discrimination, sexual harassment, gender discrimination, immigration violations or other local, state and federal labor law violations, and from time to time may be involved in governmental or regulatory investigations or similar matters arising out of its current or future business. Any claims asserted against the Company or its management, regardless of merit or eventual outcome, could harm the Company’s reputation and have an adverse impact on its relationship with its clients, software integration partners and other third parties and could lead to additional related claims. In light of the potential cost and uncertainty involved in litigation, the Company has in the past and may in the future settle matters even when it believes it has a meritorious defense. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of the Company’s business and operations or increase its cost of doing business. The Company’s insurance or indemnities may not cover all claims that may be asserted against it. Furthermore, there is no guarantee that the Company will be successful in defending itself in pending or future litigation or similar matters under various laws. Any judgments or settlements in any pending or future claims, litigation or investigations could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Company’s Class A common stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Related to the Business Combination

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there was no public market for and no trading in Hawk Parent’s stock. As an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results or changes to our previously announced financial forecasts;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	speculation in the press or investment community;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors or our previously announced financial forecasts in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our Class A common stock available for public sale;

●	any major change in the Company Board or management;

●	sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

 Our results of operations may differ significantly from the unaudited pro forma financial information included in the Current Report on Form 8-K filed July 17, 2019, incorporated by reference therein.

Thunder Bridge and Hawk Parent have had no prior history as a combined entity, and Thunder Bridge’s and Hawk Parent’s operations have not previously been managed on a combined basis. The pro forma financial information included in the Current Report on Form 8-K filed July 17, 2019 was presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. Such pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. Such unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses and instead it was derived from Thunder Bridge’s and Hawk Parent’s historical financial statements and certain adjustments and assumptions have been made regarding the Company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in the Current Report on Form 8-K filed July 17, 2019 and the results of operations of the Company.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the closing of the Business Combination. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the stock price of the Company.

Risks Related to Our Class A Common Stock

The Company is a holding company and its only material asset is its interest in Hawk Parent, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

As part of the Business Combination, a wholly-owned subsidiary of Thunder Bridge merged with and into Hawk Parent, with Hawk Parent continuing as the surviving entity of the merger and becoming a subsidiary of the Company. As a result, the Company became a holding company with no material assets other than its ownership of limited liability company interests of Hawk Parent (the “Post-Merger Repay Units,” and holders of such Post-Merger Repay Units, the “Repay Unitholders”) and its managing member interest in Hawk Parent, and the Company has no independent means of generating revenue or cash flow. Upon the completion of the Business Combination, the Company entered into that certain Tax Receivable Agreement (the “Tax Receivable Agreement”) with holders of Post-Merger Repay Units. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of Hawk Parent and its subsidiaries and the distributions it receives from Hawk Parent . Deterioration in the financial condition, earnings or cash flow of Hawk Parent and its subsidiaries, including its operating subsidiaries such as M & A Ventures, LLC, for any reason could limit or impair Hawk Parent ’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and Hawk Parent and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Hawk Parent is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Hawk Parent is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to any entity-level U.S. federal income tax. Instead, taxable income is allocated to holders of Post-Merger Repay Units. Accordingly, the Company will be required to pay income taxes on its allocable share of any net taxable income of Hawk Parent . Under the terms of Hawk Parent’s Amended and Restated Operating Agreement, Hawk Parent is obligated to make tax distributions to holders of Post-Merger Repay Units (including the Company) calculated at certain assumed tax rates. In addition to tax expenses, the Company will also incur expenses related to its operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant. The Company intends to cause Hawk Parent to make distributions to holders of Post-Merger Repay Units in amounts sufficient to cover all applicable taxes (calculated at assumed tax rates), relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by Hawk Parent. However, as discussed below, Hawk Parent’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which Hawk Parent is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering Hawk Parent insolvent. If the Company’s cash resources are insufficient to meet its obligations under the Tax Receivable Agreement and to fund its obligations, the Company may be required to incur additional indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect its liquidity and financial condition and subject the Company to various restrictions imposed by any such lenders. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

Additionally, although Hawk Parent generally is not subject to any entity-level U.S. federal income tax, it may be liable under recent federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event Hawk Parent’s calculations of taxable income are incorrect, its members, including the Company, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance.

The Company anticipates that the distributions it will receive from Hawk Parent may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board of the directors of the Company (the “Company Board”), in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger Repay Units from Hawk Parent at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on the Company’s Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. To the extent that the Company does not distribute such excess cash as dividends on Class A common stock or otherwise undertake ameliorative actions between Post-Merger Repay Units and shares of Class A common stock and instead, for example, holds such cash balances, holders of Post-Merger Repay Units that hold interests in Hawk Parent pre-Business Combination may benefit from any value attributable to such cash balances as a result of their ownership of Class A common stock following an exchange of their Post-Merger Repay Units, notwithstanding that such holders may previously have participated as holders of Post-Merger Repay Units in distributions by Hawk Parent that resulted in such excess cash balances at the Company.

Dividends on the Company’s common stock, if any, will be paid at the discretion of the Company Board, which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, Hawk Parent is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Hawk Parent (with certain exceptions) exceed the fair value of its assets. Hawk Parent’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to Hawk Parent. If Hawk Parent does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Under the Tax Receivable Agreement, the Company will be required to pay 100% of the tax benefits relating to tax depreciation or amortization deductions as a result of the tax basis step-up the Company receives in connection with the exchanges of Post-Merger Repay Units into the Company’s Class A common stock and related transactions, and those payments may be substantial.

The Repay Unitholders may exchange their Post-Merger Repay Units for shares of Class A common stock pursuant to the Exchange Agreement, subject to certain conditions and transfer restrictions as set forth therein and in Hawk Parent’s Amended and Restated Operating Agreement. These exchanges are expected to result in increases in the Company’s allocable share of the tax basis of the tangible and intangible assets of Hawk Parent. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that the Company would otherwise be required to pay in the future had such exchanges never occurred.

In connection with the Business Combination, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by it of 100% of certain tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) (a portion of which will be paid in turn to certain service providers on behalf of them in respect of certain transaction expenses) as a result of these increases in tax basis and certain other tax attributes of Hawk Parent and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligation of the Company and not of Hawk Parent. The actual increase in the Company’s allocable share of Hawk Parent’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of the Company’s income. While many of the factors that will determine the amount of payments that the Company will make under the Tax Receivable Agreement are outside of its control, the Company expects that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition. Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits the Company realizes or be accelerated.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Company determines, and the Internal Revenue Service or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event any tax benefits initially claimed by the Company are disallowed, the current Repay Unitholders will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by the Company may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. As a result, in certain circumstances, the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) the Company exercise its early termination rights under the Tax Receivable Agreement, (ii) the Company becomes bankrupt or undergoes a similar insolvency event, (iii) certain changes of control of the Company occur (as described in the Tax Receivable Agreement) or (iv) the Company is more than three months late in making of a payment due under the Tax Receivable Agreement (unless the Company in good faith determines that it has insufficient funds to make such payment), the Company’s obligations under the Tax Receivable Agreement will accelerate and the Company will be required to make an immediate lump-sum cash payment to the Repay Unitholders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to the Company’s future taxable income. The lump-sum payment to the Repay Unitholders could be substantial and could exceed the actual tax benefits that the Company realizes subsequent to such payment because such payment would be calculated assuming, among other things, that the Company would be able to use the assumed potential tax benefits in future years, and that tax rates applicable to the Company would be the same as they were in the year of the termination.

There may be a material negative effect on the Company’s liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that the Company realizes. Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. The Company may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet its obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. Such indebtedness may have a material adverse effect on the Company’s financial condition.

Resales of the shares of Class A common stock could depress the market price of our Class A common stock.

There may be a large number of shares of Class A common stock sold in the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. Currently, all 25,800,000 shares of our Class A common stock held by the pre-Business Combination public shareholders of Thunder Bridge at the closing of the Business Combination are available for sale in the public market, together with up to 6,450,000 shares of Class A common stock issuable upon exercise of the Company’s public warrants (the “Public Warrants,” and together with the Company’s private warrants, the “Warrants”). In addition, 17,615,000 shares of Class A common stock and up to 2,000,000 shares of Class A common stock issuable upon the exercise of the Company’s private warrants will be registered for resale on the Company’s Registration Statement on Form S-3, initially filed on August 1, 2019. Of such 17,615,000 shares of Class A common stock, 8,000,000 shares (and in addition, up to 2,000,000 shares are issuable upon exercise of the Company’s private warrants) held by certain stockholders are subject to transfer restrictions until 120 days after the closing of the Business Combination and 4,115,000 shares held by Thunder Bridge Acquisition LLC, the sponsor (the “Sponsor”) of Thunder Bridge are subject to transfer restrictions (in addition to the escrow obligations under that certain Sponsor Letter Agreement among the Sponsor, Thunder Bridge and Hawk Parent, as amended) until the earlier of (A) one year after the closing of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property.

In addition, the Company has granted certain registration rights in respect of all shares of Class A common stock that are obtainable in exchange for Post-Merger Repay Units held by the Repay Unitholders, including Corsair Capital LLC and its affiliates (“Corsair”), which exchange may occur after the six month anniversary of the closing of the Business Combination.

We also intend to register all shares of Class A common stock that we may issue under the Company’s 2019 Incentive Plan, as well as 2,198,025 shares of restricted Class A common stock that were granted to executive officers of the Company upon consummation of the Business Combination pursuant to such 2019 Incentive Plan, all of which are subject to time or performance based vesting conditions, as the case may be. Once we register these shares, and after such shares have vested, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

As of July 17, 2019, there were approximately 38,593,284 shares of Class A common stock issued and outstanding, and in addition, there were approximately 22,045,297 Post-Merger Repay Units outstanding. Assuming the exchange of all outstanding Post-Merger Repay Units into Class A common stock, there would have been approximately 60,638,581 shares of Class A common stock outstanding. Such sales of shares of Class A common stock or the perception of such sales may depress the market price of our Class A common stock. A market for our Class A common stock may not continue, which would adversely affect the liquidity and price of our securities.

The price of our Class A common stock may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our Class A common stock may not be sustained. In addition, the price of our Class A common stock can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our Class A common stock are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on an over-the-counter market, the liquidity and price of such securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your Class A common stock unless a market is sustained. Furthermore, the Company’s Warrants, when exercised, will increase the number of issued and outstanding shares and may reduce the market price of the Company’s Class A common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Common Stock adversely, then the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts cover and publish about the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Delaware law and the Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Company’s Certificate of Incorporation, Bylaws and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Company Board and therefore depress the trading price of the Company’s Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Company Board or taking other corporate actions, including effecting changes in management. Among other things, the Certificate of Incorporation and Bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Company Board;

●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

●	the requirement that directors may only be removed from the Company Board for cause;

●	a prohibition on stockholder action by written consent (except for actions by the holders of the Company’s Class V common stock or as required for holders of future series of preferred stock), which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

●	the requirement for the affirmative vote of holders of (i) at least 80% and (ii) 66⅔% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the Company’s Bylaws and certain provisions in the Certificate of Incorporation, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company is generally subject to provisions of Delaware law, including the DGCL. Although the Company has elected not to be governed by Section 203 of the DGCL, certain provisions of the Certificate of Incorporation, in a manner substantially similar to Section 203 of the DGCL, prohibit certain Company stockholders (other than those stockholders who are party to a stockholders’ agreement with the Company) who hold 15% or more of the Company’s outstanding capital stock from engaging in certain business combination transactions with the Company for a specified period of time unless certain conditions are met.

Any provision of the Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

In addition, the provisions of the Stockholders Agreements (as defined below) provide the stockholders party thereto with certain board rights which could also have the effect of delaying or preventing a change in control.

The Certificate of Incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to choose the judicial forum for disputes with the Company or its directors, officers, or employees.

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the Delaware General Corporate Law or the Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware.

Any person or entity purchasing or otherwise acquiring any interest in any of the securities of the Company will be deemed to have notice of and consented to this provision. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with the Company or its directors, officers, or other employees, which may discourage lawsuits against the Company and its directors, officers, and other employees. If a court were to find these exclusive-forum provisions to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

Certain significant Company stockholders whose interests may differ from those of Company public stockholders will have the ability to significantly influence the Company’s business and management.

Pursuant to the stockholders agreements (each, a “Stockholders Agreement,” and collectively the “Stockholders Agreements”) that the Company entered into with Corsair, the Sponsor, and John Morris and Shaler Alias at the closing of the Business Combination, the Company agreed to nominate Corsair’s designees and Mr. Garcia to serve on the Company Board for so long as each of them and their respective affiliates beneficially own certain specified percentages of the Company’s Class A common stock. In addition, John Morris, who serves as Chief Executive Officer of the Company, and Shaler Alias, who serves as President of the Company, pursuant to their Stockholders Agreement, have the right to be designated or nominated as directors of the Company Board so long as they serve the Company in those respective positions and have the right to designate one separate director (subject to Corsair approval) if they do not continue to serve, as long as they together beneficially own a certain specified percentage of the Company’s common stock (including Post-Merger Repay Units exchangeable for shares of the Company’s Class A common stock pursuant to the Exchange Agreement). Accordingly, the persons party to these Stockholders Agreements will be able to significantly influence the approval of actions requiring Company Board approval through their voting power. Such stockholders will retain significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of its officers. In particular, the persons party to these Stockholder Agreements could influence whether acquisitions, dispositions and other change of control transactions are approved.

The Certificate of Incorporation does not limit the ability of the Sponsor or Corsair to compete with us.

The Sponsor, Corsair and their respective affiliates engage in a broad spectrum of activities, including investments in the financial services and technology industries. In the ordinary course of their business activities, the Sponsor, Corsair and their respective affiliates may engage in activities where their interests conflict with the Company’s interests or those of its stockholders. The Certificate of Incorporation provides that none of the Sponsor, Corsair, any of their respective affiliates or any director who is not employed by the Company (including any non-employee director who serves as one of its officers in both his director and officer capacities) or his or her affiliates has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which the Company operates. The Sponsor and Corsair also may pursue, in their capacities other than as directors of the Company Board, acquisition opportunities that may be complementary to the Company’s business, and, as a result, those acquisition opportunities may not be available to the Company. In addition, each of the Sponsor and Corsair may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.

Risks Related to Our Warrants

The liquidity of the Warrants may be limited.

There is a limited trading market for our Warrants, which might adversely affect the liquidity, market price and price volatility of the Warrants. In addition, our Public Warrants were recently removed from quotation on The Nasdaq Capital Market. As a result, investors in our Public Warrants may find it more difficult to dispose of or obtain accurate quotations as to the market value of our Public Warrants, and the ability of our stockholders to sell our Warrants in the secondary market has been materially limited.

Pursuant to the terms of the Warrants, a warrantholder will only be permitted to exercise its warrants for a whole number of shares of Class A common stock.

Pursuant to the terms of the Warrants, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a number of Warrants evenly divisible by four may be exercised at any given time by the warrantholder. For example, if a holder holds three Warrants to purchase one-quarter of a share of Class A common stock, such Warrants will not be exercisable. However, if a holder holds four Warrants, such Warrants will be exercisable for one share of Class A common stock. The Company will not pay cash in lieu of fractional warrants.

The terms of the Warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding Public Warrants.

The terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. The Company may amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants to effect any change thereto, including to increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares of the Company purchasable upon exercise of a Warrant.

Your unexpired Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

Outstanding Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the Company sends the notice of redemption to warrantholders. If and when the warrants become redeemable by the Company, the Company may not exercise its redemption rights if the issuance of shares of Class A common stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification, subject to the Company’s obligation in such case to use its best efforts to register or qualify the shares of Class A common stock under the blue sky laws of the state of residence in those states in which the Warrants were initially offered by Thunder Bridge in its IPO. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.